                                                                   EXHIBIT 10.13


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                               LANDAIR CORPORATION

                                SECTION 125 PLAN






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Effective January 1, 2001

                               LANDAIR CORPORATION
                                SECTION 125 PLAN

                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
FORWARD AND PURPOSE............................................................1

Article I         DEFINITIONS..................................................1
         Administrator.........................................................1
         Benefit Description...................................................1
         Change in Status......................................................1
         Code..................................................................2
         Dependent.............................................................2
         Effective Date........................................................2
         Election Change.......................................................2
         Eligible Employee.....................................................3
         Employee..............................................................3
         Employer..............................................................3
         ERISA.................................................................3
         Flexible Pay..........................................................3
         FMLA Leave............................................................3
         Health Benefits.......................................................3
         Health Plan...........................................................4
         Participant...........................................................4
         Participating Employer................................................4
         Participation Year....................................................4
         Plan..................................................................4
         Plan Year.............................................................4
         Premiums..............................................................4
         Pre-Tax Benefits......................................................4

Article II        ELIGIBILITY, PARTICIPATION, AND BENEFITS.....................4
         2.1      General......................................................4
         2.2      Incorporation by Reference...................................5
         2.3      Premiums.....................................................5

Article III       PARTICIPATION AND ENROLLMENT.................................5
         3.1      Participation................................................5
         3.2      Enrollment...................................................6
         3.3      Termination of Enrollment....................................6
         3.4      Enrollment Periods...........................................6
         3.5      Limitation on Enrollment Changes............................12
         3.6      COBRA Coordination..........................................12

Article IV        CONTRIBUTIONS...............................................12
         4.1      Contributions Withheld......................................12
         4.2      Carryover Prohibited........................................13
         4.3      Enrollment..................................................13
         4.4      Premium Rebates and Policy Dividends........................13
         4.5      Effect of Change in Dependent Status........................13
         4.6      Cash Benefit................................................13
         4.7      Cost Changes................................................14
         4.8      Coverage Changes............................................14

Article V         ADMINISTRATION..............................................15
         5.1      Allocation of Responsibility................................15
         5.2      Administration..............................................16
         5.3      Expenses....................................................16
         5.4      Denial of Claims............................................16
         5.5      Claims Review Procedure.....................................16
         5.6      Other Administrative Powers and Duties......................18
         5.7      Rules and Decisions.........................................18
         5.8      Forms and Requests for Information..........................18

Article VI        AMENDMENT OF THE PLAN.......................................19

Article VII       TERMINATION OF THE PLAN.....................................19

Article VIII      MISCELLANEOUS...............................................19
         8.1      Employment Rights...........................................19
         8.2      Spendthrift Clause..........................................19
         8.3      No Guarantee of Nontaxability...............................20
         8.4      Cafeteria Plan Nondiscrimination............................20
         8.5      Health Care Nondiscrimination...............................21
         8.6      Delegation of Authority.....................................21
         8.7      Headings and Construction...................................21
         8.8      Entire Plan Stated..........................................21
         8.9      Applicable Law..............................................21
         8.10     Exclusive Benefit Rule......................................21
         8.11     Communication to Employees..................................21
         8.12     Adoption by Other Employers.................................22

ARTICLE IX        SIGNATURE...................................................22

                               FORWARD AND PURPOSE

        This Plan is made and adopted by Landair Corporation ("Landair").

                               W I T N E S S E T H:

        WHEREAS, Landair desires to establish the Landair Corporation Section 125 Plan (the "Plan"); and

        WHEREAS, it is intended that the Plan qualify as a cafeteria plan, an accident and health plan, and a group life insurance plan under Code Sections 79, 105, 106, and 125 and shall be interpreted in a manner consistent with the requirements of Code Sections 79, 105, 106, and 125.

        NOW THEREFORE, Landair hereby establishes the Plan effective as of January 1, 2001, to provide as follows:

                                    ARTICLE I

                                   DEFINITIONS

        The following words and phrases have meanings set forth below, unless a different meaning is plainly required by the context:

                "ADMINISTRATOR" means Landair Corporation or its successor or successors, which shall have the authority to administer the Plan as provided in Article V.

                "BENEFIT DESCRIPTION" means the certificate of coverage, insurance policy, membership handbook, or summary plan description, as applicable, for each benefit or any successor certificate of coverage, insurance policy, membership handbook, or summary plan description listed in Appendix A and such successor documents as the Administrator may designate.

                "CHANGE IN STATUS" means a change in status event as defined in Treasury Regulations promulgated under Code Section 125, and to the extent consistent therewith, means the following:

                        (1) LEGAL MARITAL STATUS. Events that change an Eligible
                Employee's legal marital status, including marriage, death of spouse, divorce, legal separation, and annulment;

                        (2) NUMBER OF DEPENDENTS. Events that change an Eligible
                Employee's number of Dependents, including birth, death, adoption, and placement for adoption;

                        (3) EMPLOYMENT STATUS. Any of the following events that
                change the employment status of the Eligible Employee, the Eligible Employee's spouse, or the Eligible Employee's
                Dependent: a termination or commencement of employment; a commencement of or return from an unpaid leave of absence; and a change in worksite. In addition, if the eligibility conditions of the Plan or other employee benefit plans of the Employer of the Eligible Employee or the employer of the spouse or Dependent depend on the employment status of that individual and there is a change in that individual's employment status with the consequence that the individual becomes (or ceases to be) eligible, then that change constitutes a change in employment status;

                        (4) DEPENDENT SATISFIES OR CEASES TO SATISFY THE
                REQUIREMENTS. Events that cause an Eligible Employee's Dependent to satisfy or cease to satisfy the eligibility requirements for coverage on account of attainment of age, student status, or any similar circumstance; and

                        (5) RESIDENCE. A change in the place of residence of the
                Eligible Employee, spouse, or Dependent.

                "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements, or replaces such section or subsection.

                "DEPENDENT" means a Participant's legal spouse or any dependent as defined under the applicable benefit.

                "EFFECTIVE DATE" means the date on which this Plan is effective, January 1, 2001.

                "ELECTION CHANGE" means a Participant's revocation of an election during a Participation Year and new election for the remaining portion of the Participation Year.

                "ELIGIBLE EMPLOYEE" means an Employee who is eligible to participate in any of the benefits listed in Appendix A.

                "EMPLOYEE" means any person who is classified by the Employer as an employee of the Employer and who is receiving remuneration for personal services rendered to the Employer, excluding any individual whom the Employer classifies as a contract employee, an independent contractor or an employee of a contractor or an independent contractor, a nonresident alien, or covered by a collective bargaining agreement (unless that agreement, by a specific reference to this Plan or to one of the benefits offered under this Plan, provides for coverage under this Plan and/or one of the benefits offered under this Plan. These groups of individuals are excluded from coverage under this Plan based on the Employer's classification even if the Internal Revenue Service or any other agency or court determines that the Employer's classification was incorrect or reclassifies that individual as an employee for employment tax purposes or for any other purpose.

                "EMPLOYER" means Landair Corporation ("Landair"), all subsidiaries and affiliates of Landair that would be treated as a single employer under Code Sections 414(b) and (c), and any Participating Employers.

                "ERISA" means Public Law 93-406, the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss. 1001 et seq., as amended.

                "FLEXIBLE PAY" means the amount of a Participant's compensation that, pursuant to Section 4.1, is applied on behalf of the Participant to pay his Premiums for Pre-Tax Benefits or that (to the extent not otherwise applied) he may elect to receive as additional cash compensation. For each Participation Year, the maximum amount of Flexible Pay available to any Participant for application to his Premiums under the Plan shall be the sum of the costs of all Pre-Tax Benefits available to any Participant under the Plan.

                "FMLA LEAVE" means a leave of absence that the Employer is required to allow by the terms of the Family and Medical Leave Act.

                "HEALTH BENEFITS" means for purposes of COBRA continuation coverage under Code Section 4980B or ERISA Section 601 et seq., a "group health plan" as defined in ERISA Section 607(1). For purposes of FMLA Leave, "Health Benefits" means a "group health plan" as defined in
        Section 104(c)(1) of the Family and Medical Leave Act of 1993, 29 U.S.C. ss.ss. 2601 et. seq. For all other purposes under this Plan, the term "Health Benefits" means a "health plan" within the meaning of proposed Treasury Regulation Section 1.125-2, Q&A-6, comparable or succeeding provisions of any proposed regulations that amend, supplement, or replace such section or parallel provisions of final regulations issued pursuant to Code Section 125.

                "HEALTH PLAN" means Landair Corporation Health and Dental Care Benefit Plan.

                "PARTICIPANT" means an Eligible Employee who has commenced participation in the Plan and has not terminated participation as provided in Section 2.1 with respect to all benefits other than the cafeteria plan benefits and as provided in Section 3.1 with respect to the cafeteria plan benefits.

                "PARTICIPATING EMPLOYER" means any other corporations or entities that adopt this Plan in accordance with Section 8.12.

                "PARTICIPATION YEAR" with respect to any Participant means the twelve-month period beginning on February 1 and ending on the following January 31.

                "PLAN" means the Landair Corporation Section 125 Plan as set forth herein, together with any and all amendments and supplements thereto.

                "PLAN YEAR" means the twelve-month period beginning each January 1 and ending on the following December 31.

                "PREMIUMS" means the amount the Participant is required or elects to pay for the benefits under the Plan.

                "PRE-TAX BENEFITS" means the benefits a Participant may elect to receive on a pre-tax basis through the Plan and that are listed in Appendix A.

                                   ARTICLE II

                    ELIGIBILITY, PARTICIPATION, AND BENEFITS

        2.1 GENERAL. With respect to each of the benefits offered under the Plan, the applicable Benefit Description shall determine an Eligible Employee's or Dependent's:

                (A) Eligibility to participate;

                (B) Commencement, recommencement, and termination of participation; and

                (C) Terms of Coverage.

        2.2 INCORPORATION BY REFERENCE. This Plan shall constitute the Plan document for each of the benefits listed in Appendix A. The terms of the Benefit Descriptions are incorporated into this Plan as if those terms were fully set forth in this Plan document.

        2.3 PREMIUMS. The Participant shall pay on a pre-tax basis the cost (if any) of any Pre-Tax Benefit he chooses under this Plan. The Participant shall pay on an after-tax basis the cost (if any) of any other benefits he chooses under this Plan.

                                   ARTICLE III

                          PARTICIPATION AND ENROLLMENT

        3.1 PARTICIPATION.

                (A) COMMENCEMENT OF PARTICIPATION. An Eligible Employee shall commence (or recommence) participation in the Plan on the later of the Effective Date or the date he commences or recommences participation in any of the benefits listed in Appendix A.

                (B) NO AFTER-TAX OPTION FOR PRE-TAX BENEFITS. If an Eligible Employee chooses to participate in a Pre-Tax Benefit and if the Eligible Employee is receiving remuneration from the Employer from which Premiums can be deducted, the Eligible Employee shall be deemed to have elected to pay the Premium for that Pre-Tax Benefit on a pre-tax basis through the Plan. An Eligible Employee shall not have the option of paying the Premium for any of the Pre-Tax Benefits on an after-tax basis unless the individual is not receiving remuneration from the Employer from which the Premiums may be deducted. Otherwise, all such Premiums for Pre-Tax Benefits must be paid on a pre-tax basis under this Plan.

                (C) TERMINATION OF PARTICIPATION. A Participant shall continue to participate in the Plan until the Participant terminates participation in all of the benefits offered under the Plan. However, any such Participant who otherwise would terminate participation may elect to remain a Participant under the limitations and conditions set forth in Section 3.6.

                (D) TERMS AND CONDITIONS OF PARTICIPATION. Additional terms and conditions governing eligibility for, participation and termination of participation in, and the terms of each of the benefits offered under the Plan are set forth in the applicable Benefits Description.

        3.2 ENROLLMENT. An Eligible Employee may enroll in, re-enroll in, or change his or her benefit elections by submitting to the Administrator an enrollment form that specifies the benefits he has chosen for the Participation Year, which will constitute his agreement to use the necessary part of his Flexible Pay or other compensation to pay any Premiums and that meets such other standards for completeness and accuracy the Administrator establishes. The enrollment form must be submitted during an enrollment period described in
Section 3.4 below. A Participant's enrollment form shall not be effective before the date such form is submitted to the Administrator. An Eligible Employee may not enroll in a benefit unless he meets the eligibility requirements applicable to that benefit.

        3.3 TERMINATION OF ENROLLMENT. A Participant who enrolls in any of the Pre-Tax Benefits must maintain that coverage in effect until the end of the Participation Year, except that any enrollment form submitted by a Participant in accordance with this Article III shall remain in effect until the earlier of:

                (A) The date the Participant terminates participation in all of the benefits provided under the Plan;

                (B) The effective date (as determined by the Administrator) of a subsequently filed enrollment form as provided in Section 3.4; or

                (C) The date the Plan no longer offers any benefits.

        3.4 ENROLLMENT PERIODS.

                (A) INITIAL ENROLLMENT PERIOD. An Eligible Employee shall have an initial enrollment period that begins on the first day he becomes an Employee. An Eligible Employee's initial enrollment period ends on the first day of the month after the date (or on the date) the Eligible Employee completes 90 consecutive days of employment as an Eligible Employee. Enrollment forms submitted during an initial enrollment period are effective as of the last day of the initial enrollment period.

                (B) FAILURE TO ENROLL - INITIAL ENROLLMENT. An Eligible Employee who fails to return a completed enrollment form to the Administrator on or before the specified due date for his initial enrollment period shall be deemed to have elected for the remainder of the Participation Year to receive the same benefits (if any) as the Eligible Employee received from the Employer during the preceding Participation Year. Thus, a newly hired Employee who fails to return a completed enrollment form before the end of his initial enrollment period will be deemed to have elected not to participate in the Plan and shall receive no benefits under the Plan for the remainder of the Participation Year. Likewise, an Employee who, prior to his initial enrollment period, received none of the benefits offered under the Plan and who fails to return a completed enrollment form before the end of his initial enrollment period will be deemed to have elected not to participate in the Plan and shall receive no benefits under the Plan for the remainder of the Participation Year.

                (C) ANNUAL ENROLLMENT PERIOD. Each Eligible Employee shall have an annual enrollment period during which to make elections for each Participation Year. The Administrator will designate an annual enrollment period for each Participation Year before the first day of that Participation Year. The annual enrollment period for any Participation Year shall terminate on the date specified by the Administrator, but not later than the last day of the immediately preceding Participation Year. Enrollment forms submitted during an annual enrollment period shall be effective on the first day of the next Participation Year.

                (D) FAILURE TO ENROLL - ANNUAL ENROLLMENT. An Eligible Employee failing to return a completed enrollment form to the Administrator on or before the specified due date for an annual enrollment period for any subsequent Participation Year shall be deemed to have made the same benefit choices (if any) as were in effect just before the end of the preceding Participation Year. A Participant shall also be deemed to have authorized the Administrator to withhold from his compensation an amount of Flexible Pay or other compensation equal to his Premiums for the benefits chosen.

                (E) SPECIAL ENROLLMENT PERIOD. If a Participant incurs a special enrollment event as defined below, then with respect to the Health Plan only, the Participant will have a special enrollment period that begins on the date of the special enrollment event and ends 30 days later. Enrollment forms submitted during a special enrollment period shall be effective as of the first day of the calendar month coinciding with or immediately following the date the special enrollment form is submitted; except that in the case of a Dependent's birth, such form shall be effective as of the date of the birth; and in the case of a Dependent's adoption or placement for adoption, such form shall be effective as of the date of such adoption or placement for adoption.

                       (1) SPECIAL ENROLLMENT EVENT: LOSING OTHER COVERAGE. An
                Eligible Employee who is not enrolled in the Health Plan (or a Dependent of such an Eligible Employee if the Dependent is eligible but not enrolled in the Health Plan) may enroll in the Health Plan if the following conditions are met:

                                (I) The Eligible Employee or Dependent was
                        covered under a group health plan or had health insurance coverage at the time coverage was previously offered to the Eligible Employee or Dependent.

                                (II) The Eligible Employee or Dependent stated
                        in writing at the time coverage was previously offered to the Eligible Employee or Dependent that coverage under a group health plan or health insurance coverage was the reason the Eligible Employee declined enrollment.

                                (III) The Eligible Employee's or Dependent's
                        coverage described in paragraph (i):

                                        (A) Was under a COBRA continuation
                                provision and the coverage under such provision was exhausted; or

                                        (B) Was not under such a provision and
                                either the coverage was terminated as a result of loss of eligibility for coverage (including as a result of legal separation, divorce, death, termination of employment, or reduction in the number of hours of employment), or contributions toward such coverage were terminated by the sponsor (reasons that are not acceptable are failure to pay on a timely basis or termination of other coverage for cause (such as making a fraudulent claim or an intentional misrepresentation of a material fact in connection with said plan)).

                        (2) SPECIAL ENROLLMENT EVENT: NEW DEPENDENTS. If an
                individual becomes a Dependent of an Eligible

                Employee through marriage, birth, adoption, or placement for adoption, the Dependent (or, if the Eligible Employee is not otherwise enrolled, the Eligible Employee) may be enrolled in the Health Plan as a Dependent and/or Eligible Employee. In the case of the birth or adoption of a child, the spouse of the Eligible Employee may be enrolled as a Dependent of the Eligible Employee if the spouse is otherwise eligible for coverage.

                        (3) EFFECTIVE DATE OF COVERAGE. Enrollment forms
                submitted during a special enrollment period shall be effective as of the first day of the calendar month coinciding with or immediately following the date the special enrollment form is submitted except that:

                                (I) In the case of marriage, coverage will be
                        effective as of the date the completed request is received;

                                (II) In the case of a Dependent's birth,
                        coverage will be effective as of the date of the birth; and

                                (III) In the case of a Dependent's adoption or
                        placement for adoption, coverage will be effective as of the date of such adoption or placement for adoption.

                (F) CHANGE IN STATUS ENROLLMENT PERIOD. If a Participant incurs a Change in Status, and the consistency rules in Section 3.4(g) have been met, such Participant shall have a Change in Status enrollment period that begins on the date of such event and terminates 30 days following such event. If the Change in Status event results in the individual gaining or losing coverage under a spouse's or a Dependent's employer's plan, then the 30-day Change in Status enrollment period will not begin until the date the individual gains or loses such other coverage. Enrollment forms submitted during a Change in Status enrollment period shall be effective as of the first day of the calendar month coinciding with or immediately following the date the Change in Status enrollment form is submitted.

                (G) CONSISTENCY RULES FOR CHANGE IN STATUS. The enrollment change under Section 3.4(f) must be on account of and correspond with the Change in Status that affects eligibility for coverage. A Change in

        Status that affects eligibility for coverage also includes a Change in Status that results in an increase or decrease in the number of an Eligible Employee's family members or Dependents who may benefit from coverage.

                        (1) CONSISTENCY RULE - ACCIDENT OR HEALTH INSURANCE
                COVERAGE - ENROLLMENT CHANGE ONLY FOR AFFECTED DEPENDENT. If the Change in Status is the Eligible Employee's divorce, annulment, or legal separation from a spouse, death of a spouse or Dependent, or a Dependent ceasing to satisfy the eligibility requirements for coverage, an Eligible Employee's election under the Plan to cancel accident or health insurance coverage (as that term is used in Treas. Reg. ss. 125-4(c)(3)(iii)) for any individual other than the spouse involved in the divorce, annulment, or separation; the deceased spouse or Dependent; or the Dependent that ceased to satisfy the eligibility requirement for coverage shall not satisfy the consistency rules.

                        (2) GAINING ELIGIBILITY UNDER FAMILY MEMBER'S PLAN. If
                an Eligible Employee, spouse, or Dependent gains eligibility for coverage under a family member's plan as a result of a change in marital status or a change in employment status, an Eligible Employee's election under the Plan to cease or decrease coverage for that individual under the Plan shall not satisfy the consistency rules unless the coverage for that individual becomes applicable or is increased under the family member's plan.

                        (3) COBRA CONTINUATION COVERAGE. If the Eligible
                Employee, spouse, or Dependent becomes eligible for continuation coverage under the Health Plan as provided in Code Section 4980B or any similar state law, the Participant may choose to increase payments under the Plan to pay for the continuation coverage.

                (H) CHANGE IN ENROLLMENT - JUDGMENT, DECREE, OR ORDER. This
        Section 3.4(h) applies in the case of a judgment, decree, or order resulting from a divorce, legal separation, annulment, or change in legal custody that meets the requirements of a qualified medical child support order ("QMCSO") as defined in ERISA Section 609 that requires health coverage for an Eligible Employee's child or for a foster child who is a Dependent of the Eligible Employee. The Eligible Employee may:

                        (1) Change his enrollment to provide coverage for the
                child if the QMCSO required coverage for the child under the Health Plan; or

                        (2) Make a change to cancel coverage for the child if
                the QMCSO required the spouse, former spouse, or other individual to provide coverage for the child, and such coverage is provided for the child pursuant to the QMCSO.

        An Eligible Employee must make any enrollment change pursuant to this
        Section 3.4(h) within 31 days after the order is approved by the plan to which the order applies.

                (I) MEDICARE, MEDICAID, OR OTHER COVERAGE SPONSORED BY A GOVERNMENTAL OR EDUCATIONAL INSTITUTION.

                        (1) GAINING COVERAGE UNDER MEDICARE OR MEDICAID. If an
                Eligible Employee, spouse, or Dependent is enrolled in the Health Plan and becomes enrolled under Part A or Part B of Title XVIII of the Social Security Act (Medicare) or Title XIX of the Social Security Act (Medicaid), other than coverage consisting solely of benefits under Section 1928 of the Social Security Act (the program for distribution of pediatric vaccines), the Eligible Employee may make a prospective enrollment change to cancel or reduce coverage under the Health Plan for that Eligible Employee, spouse, or Dependent.

                        (2) LOSING MEDICARE, MEDICAID, OR OTHER COVERAGE
                SPONSORED BY A GOVERNMENTAL OR EDUCATIONAL INSTITUTION. In addition, if an Eligible Employee, spouse, or Dependent who has been entitled to such coverage under Medicare, Medicaid, or other coverage sponsored by a governmental or educational institution (such as a state children's health insurance program) loses eligibility for such coverage, the Eligible Employee may make a prospective enrollment change to commence or increase coverage of that Eligible Employee, spouse, or Dependent under the Health Plan.

                        (3) ENROLLMENT CHANGES. An Eligible Employee must make
                any enrollment changes pursuant to this Section 3.4(i) within 31 days after the Eligible Employee, spouse, or Dependent gains or loses coverage (as applicable) as described in paragraphs (1) and (2) above.

                (J) CHANGE IN ENROLLMENT - FMLA LEAVE. If the Participant takes FMLA Leave, the Participant may revoke his Pre-Tax Benefit enrollments within 14 days of taking leave or before the end of the leave, whichever is earlier. The Participant also may choose to be reinstated in his enrollments under the Plan when the Participant returns from FMLA Leave. Before beginning unpaid FMLA Leave, the Participant may prepay on a pre-tax or after-tax basis the Premiums for a Pre-Tax Benefit that would be due during the FMLA Leave for coverage under the Health Benefits. However, the Participant may not prepay Premiums that would be due for a future Participation Year. Alternatively, the Participant may choose to have these Premiums deducted from any sick pay or vacation pay the Participant receives during the FMLA Leave or the Participant may make payments during unpaid FMLA Leave on an after-tax basis.

        3.5 LIMITATION ON ENROLLMENT CHANGES. A Participant's right to enroll in certain benefit coverage shall be additionally limited to the extent such rights are limited in the applicable benefit or in rules adopted by the Administrator pursuant to a written procedure. Furthermore, a Participant shall not be entitled to revoke an enrollment choice after a Participation Year has commenced and to make a new enrollment choice with respect to the remainder of the Participation Year except as provided in Section 3.4.

        3.6 COBRA COORDINATION. Any Participant or Dependent who is a qualified beneficiary (as defined in Code Section 4980B(g)(1) or ERISA Section 607(3)) and is actually participating in the Health Benefits on the date of qualifying event (as defined in Code Section 4980B(f)(3) or ERISA Section 603) shall have the right to choose the continuation group health coverage that is required under Code Section 4980B or ERISA Sections 601 et seq. Such continuation coverage shall be provided by the Health Benefits in the manner provided in the applicable Benefit Description. Any such qualified beneficiary actually choosing such continuation coverage will, during the period of such coverage, have the same right as Participants to change his enrollments under the Health Benefits.



                                   ARTICLE IV

                                  CONTRIBUTIONS

        4.1 CONTRIBUTIONS WITHHELD. Each Participant shall be deemed to have authorized the Administrator to withhold from his compensation for the Participation Year an amount of Flexible Pay or other compensation equal to his Premiums for the benefits elected for such Participation Year.

                (A) EQUAL INSTALLMENTS. Any amounts that are withheld from a Participant's compensation pursuant to this Section shall be withheld in approximately equal installments during the Participation Year as the Administrator designates.

                (B) COMPENSATION PAYABLE OVER LESS THAN ONE YEAR. For an Eligible Employee whose compensation during the year is payable to him over a period of time less than a year, Flexible Pay amounts will be withheld in approximately equal installments over such period.

                (C) PARTICIPATION DURING PARTICIPATION YEAR. If an Eligible Employee becomes a Participant after the beginning of the first pay period of the Participation Year, the amount withheld from his compensation during such year shall be a pro rata share of the amount that would have been withheld had he been a Participant in the Plan as of the beginning of the Participation Year.

        4.2 CARRYOVER PROHIBITED. In no event may an Eligible Employee carry over unused Flexible Pay from one Participation Year to the next. An Eligible Employee may not use contributions for one Participation Year to purchase Pre-Tax Benefits that will be provided in a subsequent Participation Year.

        4.3 ENROLLMENT. An Eligible Employee's enrollment under Section 4.1 to authorize withholding of Flexible Pay shall be made on an enrollment form submitted in accordance with Section 3.2.

        4.4 PREMIUM REBATES AND POLICY DIVIDENDS. The Administrator, in its sole discretion, may pay to Participants reasonable premium rebates and policy dividends with respect to benefits provided under the Plan. Any such rebates or dividends must be paid before the close of the 12-month period immediately following the year to which such rebate and dividend relates.

        4.5 EFFECT OF CHANGE IN DEPENDENT STATUS. If a Participant makes an enrollment change during the Participation Year pursuant to Section 3.4, then in accordance with written rules adopted by the Administrator, appropriate adjustments shall be made in the amount withheld from or added to the Participant's pay for the balance of the Participation Year to reflect any changes in the Participant's enrollments under the Plan.

        4.6 CASH BENEFIT. Any Flexible Pay not expended to purchase Pre-Tax Benefits shall be considered a cash benefit under the Plan payable to the Participant.



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



        4.7 COST CHANGES.

                (A) AUTOMATIC CHANGES. If the cost of a benefit under the Plan increases or decreases during the Participation Year, a corresponding change will automatically be made in the Participants' Premiums under the Plan.

                (B) SIGNIFICANT COST INCREASES/DECREASES. If the Administrator determines that the cost of a Pre-Tax Benefit or of a benefit package option significantly increases or decreases during a Participation Year, the Administrator may permit Participants either to make a corresponding prospective increase in their Premiums or to revoke their enrollment choice and, in lieu thereof, to receive on a prospective basis coverage under another Pre-Tax Benefit or benefit package option providing similar coverage. If another Pre-Tax Benefit or benefit package option does not provide similar coverage, the Administrator may permit Participants to cancel coverage. If there is a significant decrease in the cost of a Pre-Tax Benefit or benefit package option, all Eligible Employees shall be given the right to enroll in the Plan at that time, regardless of whether they have declined enrollment in the past.

        4.8 COVERAGE CHANGES.

                (A) SIGNIFICANT IMPROVEMENT/CURTAILMENT. If the coverage under a Pre-Tax Benefit or benefit package option is significantly improved or curtailed or if a new benefit package option is offered during a Participation Year, the Administrator may permit affected Participants to revoke such Pre-Tax Benefit enrollment choice under the Plan. In that case, each affected Participant must make a new enrollment on a prospective basis for coverage under another Pre-Tax Benefit or benefit package option providing similar coverage. Coverage under the Health Plan is significantly curtailed only if there is an overall reduction in coverage provided to Participants under the Health Plan so as to constitute reduced coverage to Participants generally. If the coverage under a Pre-Tax Benefit or benefit package option is significantly curtailed resulting in a loss of coverage, the Administrator may permit Participants to cancel coverage. A loss of coverage shall mean a complete loss of coverage under the Pre-Tax Benefit or benefit package option, such as a health maintenance organization ceasing to be available in the area where the Participant, his spouse, or Dependent reside; losing all coverage by reason of an overall lifetime or annual limitation; a substantial decrease in medical care providers; a reduction in the benefits for a specific type of medical condition or treatment with respect to which the Participant, the Participant's spouse, or Dependent is currently in a course of treatment; or any other similar fundamental loss of coverage as determined by the Administrator.

                (B) ADDITION OR ELIMINATION OF BENEFIT PACKAGE OPTION PROVIDING SIMILAR COVERAGE. If during a Participation Year, the Plan adds a new Pre-Tax Benefit or if a benefit package option or other coverage option is added to an existing Pre- Tax Benefit (or if an existing benefit package option or other coverage option is eliminated from an existing Pre-Tax Benefit or a Pre-Tax Benefit is eliminated from the Plan), the Administrator may permit affected Participants to choose the newly added option or Pre-Tax Benefit (or choose another option or Pre-Tax Benefit if an option or Pre-Tax Benefit has been eliminated) prospectively on a pre-tax basis and make corresponding enrollment changes with respect to the other benefit package options providing similar coverage.

                (C) CHANGE IN COVERAGE UNDER OTHER EMPLOYER'S PLAN. A Participant may make a prospective enrollment change that is on account of and corresponds with a change made under another employer's plan if:

                        (1) ELECTIVE CHANGE UNDER OTHER PLAN. A cafeteria plan
                or qualified benefits plan permits an election change that would be permitted under the cafeteria plan regulations; or

                        (2) DIFFERENT PERIODS OF COVERAGE. The Participation
                Year under the Plan is different from the period of coverage under the cafeteria plan or qualified benefits plan.


                                    ARTICLE V

                                 ADMINISTRATION

        5.1 ALLOCATION OF RESPONSIBILITY. The following persons shall have only those powers, duties, responsibilities, and obligations specifically given or delegated to them under the Plan.

                (A) Landair shall have the sole authority to appoint and remove the Administrator, and to amend or terminate the Plan in whole or in part.

                (B) The Administrator shall have the sole responsibility for administering the Plan, which responsibility is specifically described herein.

        5.2 ADMINISTRATION. The Plan shall be administered by the Administrator which may appoint or employ persons to assist in administering the Plan and may appoint or employ any other agents it deems advisable, including legal counsel, actuaries, auditors, bookkeepers, and recordkeepers to serve at the Administrator's direction.

        5.3 EXPENSES. All usual and reasonable expenses of the Plan and the Administrator may be paid by the Employer, but the Employer shall not be obligated to do so.

        5.4 DENIAL OF CLAIMS. The Administrator, or a party designated by the Administrator, shall make all determinations as to the right of any person to payment or reimbursement under the Plan. If an assertion of any such right by a Participant or Dependent is wholly or partially denied, the Administrator, or the designated party, will provide such claimant written notice within 90 days after receipt of the claim, unless circumstances warrant an extension of time not to exceed an additional 90 days, setting forth:

                (A) The specific reason or reasons for such denial;

                (B) Specific reference to pertinent Plan provisions on which the denial is based;

                (C) A description of any additional material or information the claimant must submit to perfect the claim and an explanation of why such material or information is necessary; and

                (D) A description of the Plan's claims review procedure. The review procedure is available on written request by the claimant to the Administrator, or the designated party, within 60 days after receipt by the claimant of written notice of the denial of the claim.

        5.5 CLAIMS REVIEW PROCEDURE.

                (A) REQUEST FOR RECONSIDERATION. Any Participant, former Participant, or beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 5.4 is entitled to request that the Administrator give further consideration to his claim by filing with the Administrator a written request for a review of the denial of his claims. The claimant shall file with the Administrator such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, no later than 60 days after the claimant receives the written notification provided for in
        Section 5.4. As a condition of coverage and of receiving benefits under the Plan, each Participant or beneficiary agrees that requests for review received by the Administrator more than 60 calendar days after the date of receipt of the claim denial will not be considered. No legal recourse will be available after this period. The claimant should include in his written appeal the following information to support his claim for benefits:

                        (1) A list of which issues, if any, in the claim denial
                that he chooses to contest and that he wishes the Administrator to review on appeal;

                        (2) His position on each issue;

                        (3) Any additional facts that he believes support his
                position on each issue; and

                        (4) Any legal or other arguments he believes support his
                position on each issue.

        He may, if he chooses, obtain legal counsel, and he may examine any related Plan documents.

                (B) FINAL DECISION. The Administrator shall make a final decision as to the allowance of the claim within sixty (60) days of receipt of the request for review (unless there has been an extension of sixty (60) days due to special circumstances, provided the Administrator communicates to the claimant the delay and the special circumstances occasioning it within the sixty (60) day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. If the decision on review is not furnished within the time period(s) set out above, the claim will be deemed denied on review.

                (C) FURTHER ACTIONS. No legal action related to the Plan to recover benefits or with respect to any other matter related to the Plan may be commenced before the claimant has timely exhausted the claim and claim review procedures described above. In no event may any such action be brought more than two (2) years after the claim was first incurred or after the occurrence of the event on which the claim is based, whichever is earlier.

        5.6 OTHER ADMINISTRATIVE POWERS AND DUTIES. The Administrator shall have such powers and duties necessary to discharge its functions hereunder, including the discretionary power to:

                (A) construe and interpret the Plan, decide all questions of eligibility for participation or benefits and determine the amount, manner, and time of payment of any benefit or reimbursement hereunder;

                (B) prescribe procedures to be followed by Participants choosing benefit coverages or filing applications for reimbursements;

                (C) prepare and distribute, in such manner as the Administrator determines to be appropriate, information explaining the Plan;

                (D) receive from Employees, agents, and Participants such information as is necessary to properly administer the Plan;

                (E) receive, review, and keep on file (as it deems convenient or proper) reports of the receipts and disbursements of the Plan;

                (F) appoint or employ individuals or other parties to assist in administering the Plan and any other agents it deems advisable, including accountants, legal counsel, bookkeepers, and recordkeepers; and

                (G) designate or employ persons to carry out any of the Administrator's fiduciary duties or responsibilities under the Plan.

The foregoing list is not intended to be complete or all-inclusive. The Administrator shall have all powers, whether or not expressly authorized, that it may deem necessary, desirable, or proper for the supervision and administration of the Plan.

        5.7 RULES AND DECISIONS. The Administrator may adopt such written rules and procedures as it deems necessary, desirable, or appropriate to administer the Plan. When making a determination or calculation, the Administrator shall be entitled to rely on information furnished by a Participant, a Dependent, the duly authorized representative of a Participant or Dependent, or the legal counsel of the Administrator.

        5.8 FORMS AND REQUESTS FOR INFORMATION. The Administrator may require a Participant to complete and file such forms as are provided for herein and all other


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